EXHIBIT 99.2

MARINUS PHARMACEUTICALS ANNOUNCES PRICING OF
PUBLIC OFFERING OF COMMON STOCK

RADNOR, PA, December 12, 2018 (Globe Newswire) — Marinus Pharmaceuticals, Inc. (Nasdaq: MRNS) (“Marinus” or the “Company”) announced the pricing of an underwritten public offering of 12,000,000 shares of common stock at a public offering price of $3.75 per share. The total public offering size is expected to be $45.0 million, before deducting the underwriting discounts and commissions and other offering expenses payable by the Company. The Company has granted to the underwriters participating in the offering a 30-day option to purchase up to an additional 1,800,000 shares of common stock. The offering is expected to close on or about December 17, 2018, subject to customary closing conditions.

Marinus intends to use the net proceeds received from the sale of its common stock to advance the preclinical and clinical development of ganaxolone, including clinical trial expenses, including trials for postpartum depression and its rare pediatric refractory epilepsy program, and regulatory, research and development, pre-commercial, general and administrative and manufacturing expenses and for working capital and general corporate purposes.

Jefferies LLC and Leerink Partners LLC are acting as joint bookrunning managers for the offering.  Cantor Fitzgerald & Co. is acting as lead manager for the offering, and Robert W. Baird & Co. Incorporated is acting as co-manager.

The securities described above are being offered by the Company pursuant to a shelf registration statement previously filed with and declared effective by the Securities and Exchange Commission on December 1, 2017. The offering will be made only by means of the written prospectus and prospectus supplement that form a part of the registration statement. A prospectus supplement and the accompanying prospectus relating to the securities being offered will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, via telephone at 877-821-7388 or email at Prospectus_Department@Jefferies.com; from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110 or by telephone at (800) 808-7525 ext. 6132 or by email at syndicate@leerink.com.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of Marinus being offered, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Marinus Pharmaceuticals

Marinus Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to the development of ganaxolone, which offers a new mechanism of action, demonstrated efficacy and safety, and convenient dosing to improve the lives of patients suffering from epilepsy and neuropsychiatric disorders. Ganaxolone is a positive allosteric modulator of GABAA that acts on a well-characterized target in the brain known to have anti-seizure, anti-depressant and anti-anxiety effects. Ganaxolone is being developed in three different dose forms (IV, capsule and liquid) intended to maximize therapeutic reach to adult and pediatric patient populations in both acute and chronic care settings.  Marinus has initiated the first ever pivotal study in children with CDKL5 deficiency disorder, a rare form of epilepsy, and is currently conducting studies in patients with postpartum depression and refractory status epilepticus.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Marinus, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “believe”, and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements.  Examples of forward-looking statements contained in this press release include, among others, statements regarding our interpretation of preclinical studies, development plans for our product candidate, including the development of dose forms, the clinical trial testing schedule and milestones, the ability to complete enrollment in our clinical trials, interpretation of scientific basis for ganaxolone use, timing for availability and release of data, the safety, potential efficacy and therapeutic potential of our product candidate and our expectation regarding the sufficiency of our working capital. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the conduct of future clinical trials, that results of preclinical studies or earlier clinical trials are not necessarily predictors of future results in later preclinical studies or clinical trials, the timing of the clinical trials, enrollment in clinical trials, availability of data from ongoing clinical trials, expectations for regulatory approvals, the attainment of clinical trial results that will be supportive of regulatory approvals, and other matters, including the development of formulations of ganaxolone, and the availability or potential availability of alternative products or treatments for conditions targeted by the Company that could affect the availability or commercial potential of our drug candidates. Marinus undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see filings Marinus has made with the Securities and Exchange Commission.

CONTACT:

Lisa M. Caperelli

Executive Director, Investor & Strategic Relations

Marinus Pharmaceuticals, Inc.

484-801-4674

lcaperelli@marinuspharma.com